READ-RITE CORPORATION
                         DIRECTOR OPTION AGREEMENT
                  (Amended And Restated December 1, 1995)

     This Director Option Agreement ("Agreement") dated ______________ is by and between Read-Rite Corporation, a Delaware corporation (the "Company"), and ______________________ ("Optionee"). Subject to the
terms, definitions and provisions of the 1991 Director Option Plan (the "Plan") adopted by the Company and incorporated herein by reference, the Company hereby grants to Optionee an option to purchase six thousand (6,000) shares (the "Optioned Stock") of the Company's common stock, $.0001 par value ("Common Stock"), at the price and on the terms set forth below. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Plan.

     1. Nature of the Option. This Option is a nonstatutory stock option and is not intended to qualify for any special tax benefits to Optionee.

     2. Exercise Price. The exercise price is $_____ for each share of Common Stock, 100% of the Fair Market Value of the Common Stock on the date of grant of the Option.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

          (i)  Right to Exercise.

               (a) This Option shall become exercisable in installments cumulatively as follows: twenty-five percent (25%) on the first anniversary of the date of grant, twenty-five percent (25%) on the second anniversary, twenty-five percent (25%) on the third anniversary, and twenty-five percent (25%) on the fourth anniversary, such that the Option shall be vested as to one hundred percent (100%) of the Optioned Shares four (4) years from the date of grant.

               (b) This Option may not be exercised for a fraction of a Share.

               (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option shall be governed by Sections 6, 7 and 8 below.

          (ii) Method of Exercise. This Option shall be exercisable by written notice to the Company, which shall state the election to exercise the Option, the number of Optioned Shares in respect of which the Option is being exercised, and such other representations and agreements as to Optionee's investment intent as may reasonably be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at Optionee's election: (i) cash; (ii) check; (iii) surrender of other shares of Common Stock of the Company which (A) either have been owned by Optionee for more than twelve
(12) months as of the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised; or (iv) delivery of a promissory note (the "Note") of Optionee in the amount of the exercise price, together with the execution and delivery by Optionee of a security agreement ("Security Agreement"), in each case in a form prescribed by the Company. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at the time of purchase, and pursuant to the Security Agreement, shall be secured by a pledge of the shares purchased; or (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. Termination of Continuous Status as a Director. If Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or permanent and total disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, and to the extent that Optionee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     7. Disability of Optionee. If Optionee's Continuous Status as a Director terminates as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may exercise his or her Option, but only within twelve (12) months from the date of termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of its ten (10) year term). To the extent that Optionee was not entitled to exercise this Option at the date of termination, and to the extent Optionee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     8. Death of Optionee. In the event of Optionee's death while still a Director of the Company, any Options which are then vested or which would otherwise have vested pursuant to Section 3(i)(a) within the twelve
(12) calendar months following the date of death shall be exercisable by the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death (but in no event later than the expiration of the Option's ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death pursuant to Section 3(i)(a) or via the acceleration provided in this Section 8, or to the extent that the Optionee's estate or a person who by bequest or inheritance acquired the right to exercise such Option does not exercise such Option within the time and to the extent specified herein, the Option shall terminate.

     9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10.  Term of Option.  This Option may not be exercised more than ten
(10) years from the date of grant hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     11. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. If the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the measurement and timing of such income may be deferred, and the Optionee is advised to contact a tax advisor concerning the desirability of filing an 83(b) election in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:

                                   READ-RITE CORPORATION,
                                   a Delaware corporation


                                   By:
                                     Chairman and
                                     Chief Executive Officer




     Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


Dated:  ______________________


                                   Optionee

                                   _____________________________
                                   Address

                                   _____________________________
                                   City, State